UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2005

Advanced Environmental Recycling Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-10367	71-0675758
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
incorporation		No.)
or organization)

914 N Jefferson Street
P. O. Box 1237		72765
Springdale, Arkansas		(Zip Code)
(Address of Principal
Executive Offices)

Registrant’s telephone number, including area code		(479) 756-7400

Not Applicable
(Former name and former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 — Securities and Trading Markets

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

     (a) On June 24, 2005, the Company notified the NASD that Jim Robason, previously an independent director, no longer qualifies as an independent director and as a result the Company for the time being no longer has a required majority of independent directors — following this change in Mr. Robason’s status the Board composition is four persons who qualify as independent directors under NASD listing standards and five persons who do not so qualify.

     Mr. Jim Robason has served as one of AERT, Inc.’s independent directors since July 2003, after serving for 37 years as a senior vice president—operations for Allen Canning Company, a canning company with 10 plants. In a board meeting of June 21, 2005, the AERT Board of Directors and senior management asked Mr. Robason to assume a full time but temporary consulting role to supervise AERT’s manufacturing facilities, effective immediately. The Company is currently in the process of recruiting a permanent General Manager and COO, and intends to have someone in place within the next six months. Due to the specialized nature of the company’s manufacturing operations and his prior expertise, however, the Company asked Mr. Robason to oversee its manufacturing operations until a new COO can be hired; given the need to provide Mr. Robason a level of compensation commensurate with such increased responsibilities, he will no longer qualify as “independent” within the meaning of NASD Rule 4200 and 4350.

     In response, on June 24, 2005, NASD advised the Company that it no longer complies with Nasdaq’s independent director requirement under Rule 4350. Consistent with Rule 4350(c)(1), NASD advised that the Company will be provided a cure period until the earlier of the Company’s next annual stockholders’ meeting or June 24, 2006, in order to regain compliance.

     Mr. Robason is a highly valued Board member, especially so with his independent manufacturing expertise, and so the nominating committee asked Mr. Robason to remain on the Board, though he will no longer be independent. As a result, the Board also voted to expand from nine persons to eleven persons so that the Company will have a majority of independent directors, as required.

     The Board’s nominating committee has identified specific areas of expertise that they feel are needed to help guide the company. The Company intends to identify and nominate two additional independent directors for stockholder approval at the Company’s next annual meeting planned for July 28, 2005, along with all of the incumbent directors, each of whom is standing for reelection. This intended action will again put the Company in compliance with the NASD Rule 4350 requirement that the Company have a majority of independent directors.

     The Company has also attached as an exhibit to this Form 8-K a concurrent press release reporting on certain of these developments.

Section 9 — Financial Statements and Exhibits

Item 9.01 — Financial Statements and Exhibits

99.1	Press release issued June 29, 2005 announcing change in Board composition.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ADVANCED ENVIRONMENTAL RECYCLING TECHNOLOGIES, INC. By
/s/ JOE G. BROOKS
Joe G. Brooks,
Chairman, Co-Chief Executive Officer and President

Date: June 29, 2005

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